Exhibit 10.9

ASSIGNMENT OF PARTNERSHIP INTEREST

THIS ASSIGNMENT OF PARTNERSHIP INTEREST (this "Assignment") dated as of the 1st day of October, 2015, by and between SETTLERS RIDGE MANAGEMENT GP, LLC ("Assignor") and INLAND REAL ESTATE INCOME TRUST, INC. ("Assignee").

WHEREAS, Assignor and Assignee's predecessor in interest entered into that certain Purchase and Sale Agreement and Escrow Instructions dated as of August 21, 2015, as amended and assigned, (the "Agreement"), for the sale and purchase of certain "Ownership Interests" (as more particularly described in Exhibit A attached here).

WHEREAS, Assignor desires to assign, transfer, set over and deliver to Assignee all of Assignor's right, title and interest in and to the Ownership Interests as hereinafter provided; and

WHEREAS, Assignee desires to accept the assignment and assume the duties and obligations of Assignor with respect to the Ownership Interests.

NOW, THEREFORE, in accordance with the Agreement and in consideration of the sum of Ten Dollars ($10.00), the sufficiency and receipt of which are hereby acknowledged, the parties do hereby covenant and agree as follows and take the following actions:

1. Assignor does hereby assign, transfer, set over and deliver unto Assignee all of the Assignor's right, title and interest, in and to, all of its right, title and interest in and to the Ownership Interests. Assignor hereby agrees that such assignment is and shall be irrevocable, unconditional and shall survive and shall not be affected by the subsequent dissolution, bankruptcy or insolvency of Assignor.

2. Assignee hereby accepts the foregoing assignment of the Ownership Interests and hereby assumes all duties and obligations of Assignor with respect to the Ownership Interests, to the extent such duties and obligations arise or accrue from and after the date of this Assignment. Assignee shall defend, indemnify and hold harmless Assignor from and against any and all Claims asserted against or incurred by Assignor as a result of any acts or omissions, which arise or accrue after the date of this Assignment, in connection with the Ownership Interests. "Claims" means claims, demands, causes of action, losses, damages, liabilities, judgments, costs and expenses (including, without limitations, reasonable attorneys' fees, whether suit is instituted or not). Notwithstanding anything to the contrary contained herein, during the Property Representations Survival Period (as such term is defined in the Agreement), Assignor shall defend, indemnify and hold Assignee harmless from and against any and all Claims (i) for personal injury which are covered by Assignor's insurance resulting from events occurring during the period of ownership by O'Connor/RealVest Retail Holding Company LLC beginning on March 5, 2012, and (ii) made by Barnes & Noble Booksellers, Inc., or its successors and/or assigns ("B&N Tenant"), with respect to Assignor's incorrect billing of B&N Tenant's pro rata share of the real property taxes and assessments for years prior to calendar year 2015; provided, however, that in each case of clauses (i) and (ii) above, Assignor's liability under this defense, indemnity and hold harmless agreement shall be limited to the amount of, and recoverable only out of, the Holdback (as such term is defined in the Agreement).

3. This Assignment is made without any express or implied warranty of any kind, expect as explicitly set forth in the Agreement.

4. This Assignment shall be (a) binding upon, and inure to the benefit of, the parties to this Assignment and their respective successors and assigns, and (b) construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the application of choice of law principles.

5. This Assignment may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Assignment has been signed, sealed and delivered by the parties as of the date first above written.

ASSIGNOR: SETTLERS RIDGE MANAGEMENT GP, LLC, a Pennsylvania limited liability company

By:	O’CONNOR/REALVEST SETTLERS RIDGE II (GP) LLC, a Delaware limited liability company, its sole member

	By:	O’CONNOR/REALVEST RETAIL HOLDING COMPANY LLC, a Delaware limited liability company, its sole member

		By:	OC-RV RETAIL LLC, a Delaware limited liability company, its managing member

			By:	/s/ William Q. O’Connor
			Name:	William Q. O’Connor
			Title:	President

ASSIGNEE: INLAND REAL ESTATE INCOME TRUST, INC., a Maryland corporation

By:	/s/ David Z. Lichterman
Name:	David Z. Lichterman
Its:	Vice President, Treasurer & CAO

Exhibit A

OWNERSHIP INTERESTS

General Partner of Settlers Ridge Management, L.P., a Pennsylvania limited partnership - 1% partnership interest